As filed with the Securities and Exchange Commission on July 30, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NMT MEDICAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4090463
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

27 Wormwood Street, Boston, Massachusetts	02210-1625
(Address of Principal Executive Offices)	(Zip Code)

2001 Employee Stock Purchase Plan, as amended

2001 Stock Incentive Plan, as amended

1996 Stock Option Plan for Non-Employee Directors, as amended

(Full Title of the Plan)

John E. Ahern

President and Chief Executive Officer

NMT Medical, Inc.

27 Wormwood Street

Boston, Massachusetts 02210-1625

(Name and Address of Agent For Service)

(617) 737-0930

(Telephone Number, Including Area Code, of Agent For Service)

With a Copy to:

Michael J. LaCascia

Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value per share (including the associated Preferred Stock Purchase Rights)	450,000 shares(2)	$3.76(3)	$1,692,000(3)	$137

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of (i) 200,000 shares issuable under the 2001 Stock Incentive Plan, as amended, (ii) 150,000 shares issuable under the 2001 Employee Stock Purchase Plan, as amended; and (iii) 100,000 shares issuable under the 1996 Stock Option Plan for Non-Employee Directors, as amended.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ National Market on July 24, 2003.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Except as otherwise set forth below, pursuant to General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8, File No. 333-62618 (the “Initial Registration Statement”), filed by the Registrant on June 8, 2001, relating to the Registrant’s 2001 Stock Incentive Plan, 2001 Employee Stock Purchase Plan and 1996 Stock Option Plan for Non-Employee Directors, as amended, are hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Part I of the Initial Registration Statement is amended and restated in its entirety as follows:

Item 1.    Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.    Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 6.    Indemnification of Directors and Officers.

Item 6 of Part II of the Initial Registration Statement is amended to delete the last paragraph thereof in its entirety and replace it with the following:

“The Registrant has obtained Directors’ and Officers’ Liability insurance coverage from National Union Fire Insurance Company of Pittsburgh, PA, a subsidiary of American International Group. The policy covers up to $5,000,000 for each claim during each policy year. The Registrant has also obtained excess Directors’ and Officers’ Liability insurance coverage from Royal Indemnity Company, which covers up to $5,000,000 for each claim during each policy year.”

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 30th day of July, 2003.

NMT MEDICAL, INC.

By:	/s/ JOHN E. AHERN
John E. Ahern President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of NMT Medical, Inc., hereby severally constitute and appoint John E. Ahern and Richard E. Davis, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable NMT Medical, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John E. Ahern John E. Ahern	President and Chief Executive Officer (Principal executive officer)	July 30, 2003

/s/ Richard E. Davis Richard E. Davis	Vice President and Chief Financial Officer (Principal financial and accounting officer)	July 30, 2003

/s/ Robert G. Brown Robert G. Brown	Director	July 30, 2003

/s/ Cheryl L. Clarkson Cheryl L. Clarkson	Director	July 30, 2003

/s/ R. John Fletcher R. John Fletcher	Director	July 30, 2003

Signature	Title	Date

/s/ Daniel F. Hanley Daniel F. Hanley, M.D.	Director	July 30, 2003

/s/ James E. Lock James E. Lock, M.D.	Director	July 30, 2003

/s/ Francis J. Martin Francis J. Martin	Director	July 30, 2003

/s/ Harry A. Schult Harry A. Schult	Director	July 30, 2003

INDEX TO EXHIBITS

Number		Description

4.1	(1)	Second Amended and Restated Certificate of Incorporation of the Registrant

4.2	(2)	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Registrant

4.3	(2)	Certificate of Designation of Series A Junior Participating Preferred Stock

4.4	(3)	Amended and Restated By-Laws of the Registrant

4.5	(4)	Rights Agreement, dated as of June 7, 1999, between the Registrant and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit A, the form of Certificate of Designation, as Exhibit B, the form of Rights Certificate, and as Exhibit C, the Summary of Rights to Purchase Preferred Stock

5.1		Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1		Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2		Consent of Ernst & Young LLP

24.1		Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 000-21001) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (File No. 000-21001) and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-06463), filed on June 20, 1996, and incorporated herein by reference.

(4)	Previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Current Report on Form 8-K, dated June 7, 1999 (File No. 000-21001) and incorporated herein by reference.